Exhibit 99(h)(2)

                                  AMENDMENT TO
                           TRANSFER AGENCY AGREEMENT

            Amendment made this day of June 14, 2006 between ALLIANCEBERNSTEIN LARGE CAP GROWTH FUND, INC., (formerly known as Alliance Wealth Builder Fund, Inc.) a Maryland corporation (the "Fund") and ALLIANCEBERNSTEIN INVESTOR SERVICES, INC. (formerly known as Alliance Fund Services, Inc.), a Delaware Corporation ("ABIS").

                                   WITNESSETH

            WHEREAS, the Fund and ABIS wish to amend the Transfer Agency Agreement dated as of September 17, 1992 (the "Agreement") in the manner set forth herein;

            NOW, THEREFORE, the parties agree as follows:

            1. Amendment of Agreement. Section 35 of the Agreement is hereby amended and restated to read as follows:

            SECTION 35. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and shall become effective on the last date of signature below unless otherwise agreed by the parties. Unless sooner terminated pursuant to SECTION 32, this Agreement will continue until July 31, 1993 and will continue in effect thereafter so long as its continuance is specifically approved at least annually by the Board of Directors or Trustees or by a vote of the stockholders of the Fund and in either case by a majority of the Directors or Trustees who are not parties to this Agreement or interested persons of any such party, at a meeting called for the purpose of voting on this Agreement.

            2. No Other Changes. Except as provided herein, the Agreement shall be unaffected hereby.

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            IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement.

                                ALLIANCEBERNSTEIN LARGE CAP GROWTH FUND, INC.

                                By:  /s/ Emilie D. Wrapp
                                     -------------------------------------------
                                     Name:   Emilie D. Wrapp
                                     Title:  Secretary


                                ALLIANCEBERNSTEIN INVESTOR SERVICES, INC.

                                By:  /s/ George Hrabovsky
                                     -------------------------------------------
                                     Name:   George Hrabovsky
                                     Title:  President